Exhibit 99.4

Condensed Consolidated Income Statement

		Six Months Ended June 30,		Six Months Ended June 30,
	Notes	2019		2018

Revenues	2	SEK	149,638,669	SEK	124,484,692
Cost of goods and services sold			50,157,727		44,553,805
Gross profit			99,480,942		79,930,887
Operating expenses:
Selling			49,644,498		44,647,859
Administrative expenses			49,091,255		11,517,925
Research and development expenses			30,345,642		25,969,753
Other operating income and expenses			(923,294)		(2,354,906)
Total operating expenses			128,158,101		79,780,631
Operating loss			(28,677,159)		150,256
Financial Income			626		1,939
Financial Expenses			(2,363,805)		(2,037,883)
Net loss from financial investments			(2,363,179)		(2,035,944)
Loss before tax			(31,040,338)		(1,885,688)
Income tax (benefit)			(2,918,301)		(4,350,250)
Net profit/loss for the period		SEK	(28,122,037)	SEK	2,464,562

The above condensed consolidated income statement should be read in conjunction with the accompanying notes

Condensed Consolidated Statement of Comprehensive Income

	Six Months Ended June 30,
	2019		2018

Net income	SEK	(28,122,037)	SEK	2,464,562
Other comprehensive income, net of tax:
Foreign currency translation adjustments		4,513,282		20,570,322
Comprehensive income	SEK	(23,608,755)	SEK	23,034,884

The above condensed consolidated statement of comprehensive income should be read in conjunction with the accompanying notes.

Condensed Consolidated Balance Sheet

	Note	June 30, 2019		December 31, 2018
ASSETS
Non-current assets:
Intangibles	4	SEK	158,232,725	SEK	158,464,436
Total intangible assets			158,232,725		158,464,436
Property, plant and equipment, net	3		6,833,983		8,013,114
Right of use asset	11		16,674,035		--
Total non-current assets			181,740,743		166,477,550
Current Assets:
Inventories			36,800,859		35,045,784
Trade receivables			57,677,184		57,939,689
Tax assets			1,604,175		1,900,960
Other current receivables			5,925,107		1,155,712
Prepaid expenses and accrued income			11,957,041		9,868,788

Cash and cash equivalents			49,135,180		59,517,772
Total current assets			163,099,546		165,428,705
Total assets		SEK	344,840,289	SEK	331,906,255

Equity and Liabilities
Equity:
Share capital		SEK	699,930	SEK	699,930
Other contributed capital			799,129,276		798,699,676
Reserves			29,211,638		24,698,356
Profits/loss brought forward			(686,968,611)		(658,846,574)
Total Equity			142,072,233		165,251,388
Other non-current liabilities
Deferred tax liabilities			32,795,025		32,247,434
Other non-current liabilities	11		10,904,763		714,576
Total non-current liabilities			43,699,788		32,962,010
Current liabilities:
Provisions for product warranties	5		967,949		1,026,874
Trade payables			8,291,554		4,617,112
Other current liabilities	5, 11		70,235,354		76,532,372
Accrued expenses and deferred income	7		79,573,411		51,516,500
Total current liabilities			159,068,268		133,692,858
Total equity and liabilities		SEK	344,840,289	SEK	331,906,255

The above condensed consolidated balance sheet should be read in conjunction with the accompanying notes

Condensed Consolidated Statement of Changes in Equity

	Share Capital		Other contributed capital		Reserves (transition reserve)		Profits/loss brought forward		Total equity
December 31, 2017	SEK	699,930	SEK	796,903,000	SEK	4,089,067	SEK	(497,421,100)	SEK	304,270,897
Net loss for the year						--		2,464,562		2,464,562
Fx difference in translation of foreign operations						20,570,322		--		20,570,322
Total other comprehensive income		--		--		20,570,322		2,464,562		23,034,884
Comprehensive income for the year		--		--		20,570,322		2,464,562		23,034,884
Transactions with shareholders
Shares issued		--		--						--
Share-based payments		--		830,654						830,654
Exercise of stock options		--		135,368						135,368
Total transactions with shareholders		--		966,022		--		--		966,022
June 30, 2018	SEK	699,930	SEK	797,869,022	SEK	24,659,389	SEK	(494,956,538)	SEK	328,271,803
Net loss for the year						--		(163,890,036)		(163,890,036)
Fx difference in translation of foreign operations						38,967		--		38,967
Total OCI		--		--		38,967		(163,890,036)		(163,851,069)
Comprehensive income for the year		--		--		38,967		(163,890,036)		(163,851,069)
Transactions with shareholders										--
Shares issued		--		--						--
Share-based payments		--		830,654						830,654
Exercise of stock options		--		--						--
Total transactions with shareholders		--		830,654		--		--		830,654
December 31, 2018	SEK	699,930	SEK	798,699,676	SEK	24,698,356	SEK	(658,846,574)	SEK	165,251,388
Net loss for the year								(28,122,037)		(28,122,037)
Fx difference in translation of foreign operations						4,513,282				4,513,282
Total OCI		--		--		4,513,282				4,513,282
Comprehensive income for the year		--		--		4,513,282		(28,122,037)		(23,608,755)
Transactions with shareholders
Shares issued										--
Share-based payments				429,600						429,600
Exercise of stock options										--
Total transactions with shareholders		--		429,600		--		--		429,600
June 30, 2019	SEK	699,930	SEK	799,129,276	SEK	29,211,638	SEK	(686,968,611)	SEK	142,072,233

Condensed Consolidated Statement of Cash Flows

	Six Months Ended June 30,
	2019		2018
Cash flows from operating activities:
Operating profit before financial items	SEK	(28,677,159)	SEK	150,256
Depreciation and amortization		9,619,486		8,937,453
Adjustments for non-cash items		1,798,517		(1,908,881)

Interest received		626		1,939
Interest paid		(2,363,805)		(2,037,883)
Income tax paid		6,190,059		5,890,109

Increase/decrease in inventories		(1,755,076)		(2,217,159)
Increase/decrease in trade receivables		262,505		(4,985,090)
Increase/decrease in other current receivables		(6,560,862)		(4,400,572)
Increase/decrease in trade payables		3,674,442		2,992,955
Increase/decrease in other current operating liabilities		27,997,986		3,326,646
Cash flow from operating activities	SEK	10,186,719	SEK	5,749,773
Investing activities:
Investments in property, plant and equipment and intangibles		(643,225)		(805,344)
Cash flow used in investing activities	SEK	(643,225)	SEK	(805,344)
Financing activities:
Share issue		830,654		830,654
Repayment of debt		(17,484,982)		(11,298,083)
Cash flow used in financing activities	SEK	(16,654,328)	SEK	(10,467,429)
Cash flow for the period		(7,110,834)		(5,523,000)
Cash and cash equivalents at beginning of period		59,517,772		36,824,016
Exchange rate differences in cash and cash equivalents		(3,271,758)		(1,539,859)
Cash and cash equivalents at end of period	SEK	49,135,180	SEK	29,761,157

The above condensed consolidated statement of cash flows should be read in conjunction with the accompanying notes

Notes to Condensed Consolidated Interim Financial Statements

Note 1 – Basis of Preparation

General Information

Gyros Protein Technologies Holding AB (“GPTH” or “Parent”) is the Group’s parent company and is a holding company. The Group (“Group” or “Company”) consists of the parent company and Gyros Protein Technologies AB (formerly Gyros AB) and its wholly owned subsidiaries including Protein Technologies Inc (“PTI”). The address of the head office is Dag Hammarskjölds Väg 54B, SE-751 83 Uppsala, Sweden. The Group’s financial year starts on January 1st and ends on December 31st of each year and the main activity of the Group is development, manufacture and sale of automated systems for protein analysis (immunoassays) based on microfluidic technology. The Company is not subject to significant seasonality in revenue or earnings.

Basis of Preparation

The unaudited condensed consolidated interim financial statements for the six months ended June 30, 2019 and 2018 have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and Interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”); specifically International Accounting Standard ("IAS") 34, 'Interim Financial Reporting'. The condensed consolidated interim financial statements have been prepared using accounting policies and methods of computation consistent with those applied in the consolidated financial statements for the year ended December 31, 2018, except for new accounting pronouncements which have become effective this period and which are discussed below.

The condensed consolidated interim financial statements are presented on a condensed basis as permitted by IAS 34 and therefore do not include all disclosures that would otherwise be required in a full set of financial statements. Accordingly, this report should be read in conjunction with the annual financial statements for the year ended December 31, 2018.

The financial information contained in these condensed consolidated interim financial statements is unaudited.

In the application of the Group's accounting policies, management is required to make judgements, estimates and assumptions about the carrying value of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods. In preparing these condensed consolidated interim financial statements, the significant judgements and key sources of estimation uncertainty were the same as those applied to the annual financial statements for the year ended December 31, 2018. The financial risks that the company are exposed to are the same as those considered for the year ended December 31, 2018, except as otherwise noted in the notes below.

All amounts are in TSEK unless otherwise noted.

Changes in Accounting Policies

The Company adopted IFRS 16 Leases effective January 1, 2019. The new standard entailed a change in accounting requirements for leasees, whereby the current classification in operational and financial leasing was replaced by a model where assets and liabilities for all leases are reported in the balance sheet as of June 30, 2019. All leases, except short-term and minor leases, are reported as an asset with right of use and as a corresponding liability in the lessee's balance sheet. Payments of leases are reported as depreciation and interest expenses. The accounting requirements for the lessor are unchanged.

No other IFRSs or IFRS Interpretations Committee interpretations that have not yet gone into effect are expected to have any significant impact on the Group.

Note 2 – Distribution of Revenue

Net Sales by customer geographic location were as follows for the six months ended June 30:

	2019		2018
Europe	SEK	55,336,310	SEK	44,885,222
North America		84,846,357		67,842,413
Asia		9,456,002		11,757,057
Total	SEK	149,638,669	SEK	124,484,692

Net Sales by type were as follows for the six months ended June 30:

	2019		2018
Goods	SEK	120,286,660	SEK	100,401,235
Services		29,352,009		24,083,457
Total	SEK	149,638,669	SEK	124,484,692

Note 3 -      Property, Plant and Equipment

Property, Plant and equipment consisted of the following:

	June 30,		December 31,
	2019		2018
Assets in progress	SEK	--	SEK	1,297,127
Machinery and other production equipment		1,464,086		2,045,328
Equipment		2,763,320		3,347,895
Improvements to leased property		215,304		303,263
Leasing/Demo Instruments		2,391,273		1,019,501
Property, plant and equipment, net	SEK	6,833,983	SEK	8,013,114

Note 4 - Intangible Assets

Intangible assets consisted of the following:

	June 30,		December 31,
	2019		2018
Capitalised development costs	SEK	5,627,362	SEK	9,378,937
Capitalised patents		31,106,193		30,756,914
Customer relationships		60,130,364		58,947,532
Trademarks and tradenames		61,368,806		59,381,053
Total intangible assets	SEK	158,232,725	SEK	158,464,436

Note 5 – Other Current Liabilities and Provision for Product Warranties

Other current liabilities consisted of the following:

	June 30, 2019		December 31, 2018
Current liability to SLS Invest AB	SEK	38,234,635	SEK	37,303,967
Other loans		--		1,429,170
PTI Sellers’ Notes		17,090,459		26,913,372
Other items		9,140,988		10,885,863
Warranty provisions		967,949		1,026,874
Current portion of lease liabilities		5,769,272		--
Total	SEK	71,203,303	SEK	77,559,246

Current liability to owner SLS Invest AB is a note that was scheduled to mature in June 2019. In April 2019, this note was amended so that the maturity date was June 2020.

Warranty provisions are reported as short-term because the warranty period expires before 12 months.

Note 6 - Other Non-Current Liabilities - Debt

PTI Inc. has held two long-term loans during the periods. A bank loan from Square1 with an original amount of TUSD 4,750. In April 2019 the Company paid off the Square1 note and all accrued interest early. Subsequently, Square1 Bank released all security interests in the Company.

On June 15, 2015, PTI was acquired by Ampersand 2014 Limited Partnership. As part of the sale, an agreement was reached with the three former owners for three subordinate loan agreements with the same terms for a total of USD 3,000. All of PTI’s assets formed security for the loan. The loan amount and all accrued interest were due at the earlier of  June 15, 2019 or a change of control of the company. In May 2019 the Company and one of the former owners amended their loan agreement such that USD 1,600 of principal would be paid by June 15, 2019. The remaining balance of principal and accrued interest would continue to accrue interest at 5.0% and was due in two installments: USD 900 on 3/31/2020 and the remaining balance on 6/30/2020. In June 2019 the other two former owners subordinate loans were paid in full.

Note 7 – Accrued Expenses and Deferred Income

	June 30, 2019		December 31, 2018
Accrued holiday pay including social security contributions	SEK	8,159,375	SEK	14,417,699
Accrued bonuses to employees including social security contributions		37,816,652		6,845,921
Sales in later periods		23,842,757		21,430,056
Other accrued expenses		8,811,325		7,629,162
Deferred Revenue		659,636		916,662
Social security contributions for options		283,666		277,000
Total	SEK	79,573,411	SEK	51,516,500

Note 8 - Events Occurring After the Reporting Period

On October 31, 2019, Mesa Laboratories, Inc. (“Mesa”) wholly owned subsidiary MLI Sweden Holdco AB entered into sale and purchase agreement with SLS Invest AB, Ampersand 2014 Limited Partnership, and certain other shareholders (collectively, the “Sellers”), providing for the purchase and sale by the Company from the Sellers of 100% of the outstanding shares of GPTH for a cash purchase price of $180 million, subject to certain adjustments. The Purchaser and Sellers made customary warranties as set forth in the Purchase Agreement.

Note 9 - Related Party Transactions

SLS Invest AB owns 54.48% of the Parent Company’s shares and thereby has a controlling influence over the Group. SLS Invest AB is in turn wholly owned by the Swedish Pension Fund 6th Fund Management (“AP6”). Therefore, AP6 has ultimate control of the Group.

At June 30, 2019, GPTH had a debt agreement with its majority owner, SLS Invest AB. The Company has not had any transactions with SLS Invest AB or other portfolio companies owned by SLS Invest AB except for minor travel expenses invoiced by SLS. Similarly, the Company has not had any transactions with Ampersand Capital or other portfolio companies owned by Ampersand Capital except for minor travel expenses invoiced by Ampersand for minor travel expenses incurred by Board members. The Company has not made any guarantees or provided surety bonds to or on behalf of any Directors or other senior executives. None of the Directors or other senior executives had any direct or indirect business transactions with the Company in the first half of 2019 or 2018 other than remuneration in the normal course.

Transactions between the Parent Company and other Group companies

The Parent Company only has interest income from Group companies and Group contributions to Gyros Protein Technologies AB.

Note 10 - Fair Value of Financial Instruments

The Company’s financial instruments consist of accounts receivable, accrued income, cash and cash equivalents, trade payables, accrued supplier costs, and interest-bearing liabilities. Interest bearing liabilities are subject to interest rate terms which are equivalent to market rates. Other financial assets and liabilities have short maturities. Therefore, reported book values are equivalent to fair value.

Note 11 - Adjustments Recognized on Adoption of IFRS 16

The Company leases office and warehouse space. Rental contracts are typically made for fixed periods of 3 to 8 years but may have extension options. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. Until the 2018 financial year, leases of property, plant and equipment were classified as either finance or operating leases. Payments made under operating leases (net of any incentives received from the lessor) were charged to profit or loss on a straight-line basis over the period of the lease. From January 1, 2019, leases are recognized as a right-of-use asset and a corresponding liability at the date at which the leased asset is available for use by the group. Each lease payment is allocated between the liability and finance cost. The finance cost is charged to profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The right-of-use asset is depreciated over the shorter of the asset's useful life and the lease term on a straight-line basis.

The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be determined, the lessee’s incremental borrowing rate is used, being the rate that the lessee would have to pay to borrow the funds necessary to obtain an asset of similar value in a similar economic environment with similar terms and conditions.

On adoption of IFRS 16, the group recognized lease liabilities in relation to leases which had previously been classified as ‘operating leases’ under the principles of IAS 17 Leases. These liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate as of January 1, 2019. The weighted average lessee’s incremental borrowing rate applied to the lease liabilities on January 1, 2019 was 5.07%.

For leases previously classified as finance leases the entity recognized the carrying amount of the lease asset and lease liability immediately before transition as the carrying amount of the right of use asset and the lease liability at the date of initial application. The measurement principles of IFRS 16 are only applied after that date. The remeasurements to the lease liabilities were recognized as adjustments to the related right-of-use assets immediately after the date of initial application.  Operating lease commitments disclosed at December 31, 2018 were discounted using the lessee’s incremental borrowing rate at the date of initial application and a lease liability recognized as at January 1, 2019. The lease liability was classified as either current lease liabilities or long term lease liabilities.

The associated right-of-use assets for property leases were measured at the amount equal to the lease liability, adjusted by the amount of any prepaid or accrued lease payments relating to that lease recognized in the balance sheet as at 31 December 2018. There were no onerous lease contracts that would have required an adjustment to the right-of-use assets at the date of initial application. Recognized right of use assets were as follows:

	June 30, 2019		January 1, 2019
Leased Property	SEK	16,674,035	SEK	18,597,126

In addition to the right of use asset shown above, the change in accounting policy affected the following items in the balance sheet on January 1, 2019:

●	lease liabilities – increase by SEK 19,558,671
●	prepayments – decrease by SEK 961,545

In applying IFRS 16 for the first time, the group has used the following practical expedients permitted by the standard:

● the use of a single discount rate to a portfolio of leases with reasonably similar characteristics

● reliance on previous assessments on whether leases are onerous

● the accounting for operating leases with a remaining lease term of less than 12 months as at January 1, 2019 as short-term leases

● the exclusion of initial direct costs for the measurement of the right-of-use asset at the date of initial application, and

● the use of hindsight in determining the lease term where the contract contains options to extend or terminate the lease.

The Company has also elected not to reassess whether a contract is or contains a lease at the date of initial application. Instead, for contracts entered into before the transition date the group relied on its assessment made applying IAS 17 and IFRIC 4 Determining whether an Arrangement contains a Lease.